EXHIBIT 99.2

PURCHASE OPTION AGREEMENT

by and among

GUILFORD PHARMACEUTICALS INC.,

SNDC HOLDINGS LLC

and

SYMPHONY NEURO DEVELOPMENT COMPANY

Dated as of June 17, 2004

PURCHASE OPTION AGREEMENT

     This PURCHASE OPTION AGREEMENT (this “Agreement”) is entered into as of June 17, 2004 by and among Guilford Pharmaceuticals Inc., a Delaware corporation (“Guilford”), SNDC Holdings LLC, a Delaware limited liability company (“Holdings”), and Symphony Neuro Development Company, a Delaware corporation (“SNDC”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A attached hereto.

PRELIMINARY STATEMENT

     WHEREAS, Guilford and Holdings have entered into a Technology License Agreement pursuant to which Guilford has granted Holdings an exclusive license (the “License”) to the use of certain Programs owned or controlled by Guilford;

     WHEREAS, contemporaneously with the execution of this Agreement, Guilford, Holdings and SNDC are entering into a Novated and Restated Technology License Agreement pursuant to which, among other things, Holdings will assign by way of novation the License to SNDC;

     WHEREAS, Guilford and Holdings have entered into a Research and Development Agreement pursuant to which Guilford has agreed to perform, on behalf of Holdings, research and development of the Programs in order to develop GPI 1485 for use in the Field (the “Product”);

     WHEREAS, contemporaneously with the execution of this Agreement, Guilford, Holdings and SNDC are entering into an Amended and Restated Research and Development Agreement pursuant to which, among other things, Holdings will assign by way of novation its rights and obligations under the Research and Development Agreement to SNDC;

     WHEREAS, contemporaneously with the execution of this Agreement, in order to fund such research and development, institutional investors are investing approximately $43,000,000 in Holdings (the “Financing”) in exchange for membership interests in Holdings and for warrants (the “Warrants”), to purchase a total of 1,500,000 shares of Guilford Common Stock to be initially issued to Holdings and subsequently distributed to such institutional investors, and Holdings is contributing the net proceeds of the Financing to SNDC;

     WHEREAS, Holdings desires, in consideration for the Warrants, to grant Guilford an option to purchase all of the Equity Securities of SNDC (“SNDC Equity Securities”) owned, or hereinafter acquired, by Holdings on the terms described in this Agreement; and

     WHEREAS, SNDC and Holdings have determined that it is in each of its best interest to perform and comply with certain agreements and covenants relating to each of its on-going operations contained in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:

     Section 1. Grant of Purchase Option.

     (a) Holdings hereby grants to Guilford an exclusive option (the “Purchase Option”) to purchase all, but not less than all, of the SNDC Equity Securities owned, or hereinafter acquired, by Holdings in accordance with the terms of this Agreement.

     (b) SNDC hereby covenants and agrees that all SNDC Equity Securities issued by SNDC at any time prior to the expiration of the Purchase Option Period (including to Holdings on, prior to, or after the date hereof or to any other Person at any time whatsoever, in all cases prior to the expiration of the Purchase Option Period) shall be subject to the Purchase Option and all of the other terms and conditions of this Agreement without any additional action on the part of Guilford or Holdings. Further, to the extent SNDC shall issue any SNDC Equity Securities (including any issuance in respect of a transfer of SNDC Equity Securities by any holder thereof, including Holdings) after the date hereof to any Person (including Holdings) (any issuance of such SNDC Equity Securities being subject to the prior written consent of Guilford as set forth in Sections 6(c) and 8(b) hereof, as applicable), SNDC hereby covenants and agrees that it shall cause such SNDC Equity Securities to be subject to the Purchase Option without the payment of, or any obligation to pay, any additional consideration in respect of such SNDC Equity Securities by Guilford, SNDC or any SNDC Subsidiary to the Person(s) acquiring such subsequently issued SNDC Equity Securities, the Parties acknowledging and agreeing that the sole consideration payable by Guilford for all of the outstanding SNDC Equity Securities now or hereinafter owned by any Person shall be the Purchase Price.

     (c) Guilford’s right to exercise the Purchase Option granted hereby is subject to the following conditions:

     (i) The Purchase Option may only be exercised for the purchase of all, and not less than all, of Holdings’ SNDC Equity Securities;

     (ii) The Purchase Option may only be exercised a single time; and

     (iii) The Purchase Option may be exercised only during the period (the “Purchase Option Period”) commencing on and including April 1, 2005 and ending on and including the earlier of (i) March 31, 2007 and (ii) the 90th calendar day immediately following the first date on which a balance sheet of SNDC (prepared in accordance with GAAP) is delivered to Guilford stating that the amount of cash and cash equivalents held by SNDC is less than $2,000,000.

     Section 2. Exercise of Purchase Option.

     (a) Exercise Notice . Guilford may exercise the Purchase Option only by delivery of a notice in the form attached hereto as Annex B (the “Purchase Option Exercise Notice”) during the Purchase Option Period. The Purchase Option Exercise Notice shall be delivered on a Business Day to Holdings and SNDC and shall be irrevocable once delivered. The date on which the Purchase Option Exercise Notice is first delivered to Holdings and SNDC is referred to as the “Purchase Option Exercise Date.” The Purchase Option Exercise Notice shall specify a closing date for the settlement of the Purchase Option (the “Purchase Option Closing Date”), which Purchase Option Closing Date shall not be less than three (3) and not be more than thirty (30) Business Days after the Purchase Option Exercise Date; provided that, in the event that Guilford shall elect to pay a portion of the Purchase Price in Guilford Common Stock, the Purchase Option Closing Date shall be extended for such longer period as may be necessary for the resale registration statement contemplated by Section 4(b)(i) to have been declared effective by the Securities and Exchange Commission (the Purchase Option Closing Date in such circumstance not to exceed 120 days after the Purchase Option Exercise Date and, in any event, the Purchase Option Closing Date shall not occur later than March 31, 2007). In the event that such resale registration statement is not declared effective within 120 days of the Purchase Option Exercise Date, Guilford shall have the option of paying the full Purchase Price in cash within two (2) Business Days thereafter (in which event the Purchase Option Closing Date shall be the date upon which such cash payment is made by Guilford), and if Guilford shall fail to make such cash payment within such two (2) Business Day period, this Agreement shall terminate and Guilford shall relinquish all rights hereunder to purchase the SNDC Equity Securities.

     (b)  Option Exercise Price . Upon exercise of the Purchase Option and as complete and full consideration for the sale to Guilford by Holdings of its SNDC Equity Securities (and for the SNDC Equity Securities of any other Person), Guilford shall pay to Holdings the amount set forth on Schedule I (the “Purchase Price”) applicable for the date on which the Purchase Option Closing Date occurs (including, for the avoidance of doubt, the Purchase Option Closing Date as it may be extended pursuant to Section 2(a) above).

     (c)  Form of Payment . Subject to Section 2(e) , the Purchase Price may be paid in cash, in Guilford Common Stock, or in any combination thereof, at the sole discretion of Guilford; provided that in no event may the value of Guilford Common Stock (determined in accordance with Section 2(e) hereof) delivered in connection with exercising the Purchase Option exceed 50% of the Purchase Price.

     (d)  Surrender of SNDC Equity Securities . Subject to the terms and conditions of this Agreement, on or prior to the Purchase Option Closing Date, Holdings shall surrender to Guilford its certificates representing its SNDC Equity Securities, free and clear of any and all Encumbrances.

     (e) Valuation of Guilford Stock . In the event that Guilford elects to pay a part of the Purchase Price through the delivery of Guilford Common Stock, the value per share thereof (the “Common Stock Valuation”) shall equal: (a) if Guilford Common Stock is then traded on a national securities exchange, the average closing price of Guilford Common Stock, as such price appears on the Bloomberg Screen, on the principal national securities exchange on which Guilford Common Stock is then listed for the 30 trading days immediately preceding the second trading day prior to the Purchase Option Exercise Date or (b) if not listed on a national securities exchange, the average of the median of the closing bid and ask prices of Guilford Common Stock, as such prices appear on the Bloomberg Screen, on the NASDAQ National Market or SmallCap Market, as applicable, for the 30 trading days immediately preceding the second trading day prior to the Purchase Option Exercise Date. If Guilford Common Stock is neither traded on a national securities exchange nor the NASDAQ National Market or SmallCap Market, then Guilford shall be obligated to pay the Purchase Price solely in cash on the Purchase Option Closing Date. Guilford shall calculate the Common Stock Valuation in accordance with this Section 2(e) , subject to review and concurrence by Symphony. If Guilford and Symphony disagree with respect to the calculation of the Common Stock Valuation, Guilford and Symphony shall each appoint a nationally recognized commercial or investment bank (“Bank”) (that, in each case, has had no prior dealings with Guilford and Symphony, respectively, in the preceding twelve months), and such two Banks shall appoint a third Bank. In accordance with this Section 2(e) , such three Banks shall jointly calculate the Common Stock Valuation, which shall be binding and conclusive absent manifest error.

     (f)  Share Certificates . Any stock certificate(s) issued by Guilford for Guilford Common Stock pursuant to Section 2(c) hereof may contain a legend substantially as follows:

     “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

     (g)  Reporting Requirement . In the event that Guilford elects to pay any portion of the Purchase Price in Guilford Common Stock, on the Purchase Option Closing Date Guilford shall be a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”); shall have been subject to the requirements of Sections 12 or 15(d) of the Exchange Act and shall have filed all materials required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least twelve calendar months immediately preceding the Purchase Option Closing Date.

     (h)  Government Approvals . On or prior to the Purchase Option Closing Date, Guilford shall have taken all action to cause all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority, including, without limitation, the premerger notification and report forms required under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (collectively, “Governmental Approvals”) required to be in effect in connection with the transactions contemplated by this Agreement to be in effect, except with respect to which the failure to be in effect would not reasonably be expected to have a Material Adverse Effect on Guilford. SNDC and Holdings shall use reasonable efforts to cooperate with Guilford, to the extent necessary, in the preparation and filing of any such Governmental Approvals.

     (i) Transfer of Title . Transfer of title to Guilford of all of the SNDC Equity Securities shall be deemed to occur automatically on the Purchase Option Closing Date, subject to the payment by Guilford on such date of the Purchase Price and its performance of its other obligations herein required to be performed under Sections 2(e) , (g) and (h) , as applicable, on or prior to the Purchase Option Closing Date to the satisfaction of Holdings, and thereafter SNDC shall be entitled to treat Guilford as the sole holder of all SNDC Equity Securities, notwithstanding the failure of Holdings to tender certificates representing such shares to Guilford in accordance with Section 2(d) hereof. After the Purchase Option Closing Date Holdings shall have no rights in connection with such SNDC Equity Securities other than the right to receive the Purchase Price; provided, however, that nothing in this Section 2(i) shall affect the survivability of any indemnification provision in this Agreement upon termination of this Agreement.

     Section 3. Adjustment of Purchase Price for Redemptions of SNDC Equity Securities. In the event SNDC redeems or repurchases any SNDC Equity Securities from Holdings or any other Person (other than Guilford), the Purchase Price shall be reduced dollar-for-dollar by the amount of any cash or non-cash consideration paid by SNDC (or any SNDC Subsidiary) to Holdings or such other Person, with any such non-cash consideration being valued based on its fair market value as determined in good faith by the SNDC Board.

     Section 4. Guilford Representations, Warranties and Covenants.

     (a) As of the date hereof, Guilford hereby makes, and on the Purchase Option Closing Date shall be deemed to have made, the following representations and warranties:

     (i) Organization . Guilford is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (ii) Authority and Validity . Other than in respect of the exercise of the Purchase Option pursuant to Section 2(a) (which is subject to future approval by Guilford’s board of directors), Guilford has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Guilford of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Guilford (other than in respect of the exercise of the Purchase Option pursuant to Section 2(a) which is subject to future approval by Guilford’s board of directors), and no other proceedings on the part of Guilford are necessary to authorize this Agreement or for Guilford to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Guilford, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (iii) No Violation or Conflict . The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (x) violate, conflict with or result in the breach of any provision of the Organizational Documents of Guilford, (y) conflict with or violate any law or Governmental Order applicable to Guilford or any of its assets, properties or businesses, or (z) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Guilford, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Guilford is a party except, in the case of clause (z), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Guilford.

     (iv) Governmental Consents and Approvals . Other than any HSR Act Filings and Additional Regulatory Filings which, if the Purchase Option is exercised by Guilford, will be obtained on or prior to the Purchase Option Closing Date and any Governmental Approvals relating to Federal securities or state “blue sky” laws, the execution, delivery and performance of this Agreement by Guilford do not require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Guilford.

     (v) Litigation . There are no actions by or against Guilford pending before any Governmental Authority or, to the knowledge of Guilford, threatened to be brought by or before any Governmental Authority, that would reasonably be expected to have a Material Adverse Effect on Guilford. There are no pending or, to the knowledge of Guilford, threatened actions, to which Guilford is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Guilford is not subject to any Governmental Order (nor, to the knowledge of Guilford, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Guilford.

     (b) Guilford hereby covenants and agrees with Holdings as follows:

     (i) Immediately prior to the Purchase Option Closing Date, Guilford shall have sufficient amounts of cash and, if applicable, authorized but unissued, freely transferable and nonassessable Guilford Common Stock available to satisfy the portion of the Purchase Price to be paid in cash or Guilford Common Stock pursuant to Section 2(b) and the reimbursement of any costs and expenses pursuant to Section 9(a) . In the event that Guilford elects to satisfy any portion of the Purchase Price in Guilford Common Stock, Guilford shall have available on the Purchase Option Closing Date a resale registration statement declared effective by the Securities and Exchange Commission for the resale of any such shares of Guilford Common Stock to be delivered in partial satisfaction of the Purchase Price.

     (ii) If Guilford elects to satisfy any portion of the Purchase Price in Guilford Common Stock, Guilford shall convey good title to such Guilford Common Stock, free from any Encumbrances and, except as otherwise contemplated in this Agreement, from any and all restrictions that any sale, assignment or other transfer of such Guilford Common Stock be consented to or approved by any Person.

     Section 5. Holdings Representations, Warranties and Covenants.

     (a) As of the date hereof, Holdings hereby makes, and on the Purchase Option Closing Date shall be deemed to have made, the following representations and warranties:

     (i) Organization . Holdings is duly formed, validly existing and in good standing under the laws of the State of Delaware.

     (ii) Authority and Validity . Holdings has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holdings of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Holdings, and no other proceedings on the part of Holdings are necessary to authorize this Agreement or for Holdings to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Holdings, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (iii) No Violation or Conflict . The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (x) violate, conflict with or result in the breach of any provision of the Organizational Documents of Holdings, (y) conflict with or violate any law or Governmental Order applicable to Holdings or any of its assets, properties or businesses, or (z) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Holdings, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Holdings is a party except, in the case of clause (z), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.

     (iv) Governmental Consents and Approvals . The execution, delivery and performance of this Agreement by Holdings do not require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.

     (v) Litigation . There are no actions by or against Holdings pending before any Governmental Authority or, to the knowledge of Holdings, threatened to be brought by or before any Governmental Authority, that would reasonably be expected to have a Material Adverse Effect on Holdings. There are no pending or, to the knowledge of Holdings, threatened actions to which Holdings is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Holdings is not subject to any Governmental Order (nor, to the knowledge of Holdings, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.

     (vi) Stock Ownership . All of SNDC’s issued and outstanding SNDC Equity Securities are owned beneficially and of record by Holdings, free and clear of any and all Encumbrances.

     (b) Holdings hereby covenants and agrees with Guilford as follows:

     (i) Contribution to SNDC . Concurrently with the execution of this Agreement, Holdings shall contribute proceeds from the Financing of approximately $40,000,000 to SNDC.

     (ii) Encumbrance . Holdings will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Encumbrance on any of its SNDC Equity Securities except with the prior written consent of Guilford.

     (iii) Transfer and Amendment . Commencing upon the date hereof and ending upon the earlier to occur of (y) the Purchase Option Closing Date and (z) the expiration of the Purchase Option Period (such period, the “Term”), the manager of Holdings shall not (A) transfer, or permit the transfer of, any Membership Interest without the prior written consent of Guilford or (B) amend, or permit the amendment of, any provisions relating to the transfer of Membership Interests, as set forth in Section 7.02 of the Holdings LLC Agreement, to the extent such amendment would adversely affect Guilford’s right of consent set forth in Sections 7.02(b)(i) and 7.02(c) of the Holdings LLC Agreement.

     (iv) Guilford Director . During the Term, Holdings agrees to vote all of its SNDC Equity Securities (or to exercise its right with respect to such SNDC Equity Securities to consent to action in writing without a meeting) in favor of, as applicable, the election, removal and replacement of one director of the SNDC Board, and any successor thereto, designated by Guilford (the “Guilford Director”) as directed by Guilford. In furtherance and not in limitation of the foregoing, Holdings hereby grants to Guilford an irrevocable proxy, with respect to all SNDC Equity Securities now owned or hereafter acquired by Holdings, to vote such SNDC Equity Securities or to exercise the right to consent to action in writing without a meeting with respect to such SNDC Equity Securities, such irrevocable proxy to be exercised solely for the limited purpose of electing, removing and replacing the Guilford Director in the event of the failure or refusal of Holdings to elect, remove or replace such Guilford Director as directed by Guilford.

     (v) SNDC Board . During the Term, Holdings shall not vote any of its SNDC Equity Securities (or exercise its rights with respect to such SNDC Equity Securities by written consent without a meeting) to increase the size of the SNDC Board to more than five (5) members without the consent of Guilford.

     (vi) SNDC Certificate of Incorporation . During the Term, Holdings shall not approve or permit any amendment to Article IV, Paragraph (1); Article VI; Article VII; Article X or Article XI of the Amended and Restated Certificate of Incorporation of SNDC without the prior written consent of Guilford.

     Section 6. SNDC Representations, Warranties and Covenants.

     (a) As of the date hereof, SNDC hereby makes, and on the Purchase Option Closing Date shall be deemed to have made, the following representations and warranties:

     (i) Organization . SNDC is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (ii) Authority and Validity . SNDC has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by SNDC of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of SNDC, and no other proceedings on the part of SNDC are necessary to authorize this Agreement or for SNDC to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of SNDC, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (iii) No Violation or Conflict . The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (x) violate, conflict with or result in the breach of any provision of the Organizational Documents of SNDC, (y) conflict with or violate any law or Governmental Order applicable to SNDC or any of its assets, properties or businesses, or (z) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of SNDC, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which SNDC is a party except, in the case of clause (z), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SNDC.

     (iv) Governmental Consents and Approvals . The execution, delivery and performance of this Agreement by SNDC do not require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SNDC.

     (v) Litigation . There are no actions by or against SNDC pending before any Governmental Authority or, to the knowledge of SNDC, threatened to be brought by or before any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on SNDC. There are no pending or, to the knowledge of SNDC, threatened actions to which SNDC is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement. SNDC is not subject to any Governmental Order (nor, to the knowledge of SNDC, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would reasonably be expected to have a Material Adverse Effect on SNDC.

     (vi) Capitalization . Holdings is the beneficial and record owner of all issued and outstanding SNDC Equity Securities. No shares of SNDC capital stock are held in treasury by SNDC or any SNDC Subsidiary. All of the issued and outstanding SNDC Equity Securities (x) have been duly authorized and validly issued and are fully paid and nonassessable, (y) were issued in compliance with all applicable state and Federal securities laws, and (z) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to any SNDC Equity Securities and no such rights will arise by virtue of or in connection with the transactions contemplated hereby (other than for the Purchase Option). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to SNDC. SNDC is not obligated to redeem or otherwise acquire any of its outstanding SNDC Equity Securities.

     (b) SNDC covenants and agrees that:

     (i) SNDC will comply with all laws, ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other Governmental Approvals necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other Governmental Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SNDC;

     (ii) SNDC will file (or cause to be filed) all material tax returns required to be filed by it and pay all taxes shown to be due and payable on such returns and all other taxes imposed on it or its assets to the extent such taxes have become due and payable and before they have become delinquent and shall pay all claims for which sums have become due and payable that have or might become attached to the assets of SNDC; provided that SNDC need not file any such tax returns or pay any such tax or claims if (A) the amount, applicability or validity thereof is contested by SNDC on a timely basis in good faith and in appropriate proceedings, and SNDC has established adequate reserves therefor in accordance with GAAP on the books of SNDC or (B) the failure to file such tax returns or the nonpayment of such taxes and assessments, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SNDC;

     (iii) SNDC will at all times preserve and keep in full force and effect its corporate existence;

     (iv) SNDC will keep complete, proper and separate books of record and account, including a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the business of SNDC, all in accordance with GAAP, in each case to the extent necessary to enable SNDC to comply with the periodic reporting requirements of this Agreement;

     (v) SNDC will perform and observe in all material respects all of the terms and provisions of each Operative Document to be performed or observed by it, maintain each such Operative Document to which it is a party, promptly enforce in all material respects each such Operative Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by Holdings or Guilford and make to each other party to each such Operative Document such demands and requests for information and reports or for action as SNDC is entitled to make under such Operative Document;

     (vi) SNDC shall permit the representatives of Holdings (including Holdings’ members and their respective representatives), Symphony Capital Partners, L.P. (“Symphony Fund”) and Guilford, at each of their own expense and upon reasonable prior notice to SNDC, to visit the principal executive office of SNDC, to discuss the affairs, finances and accounts of SNDC with SNDC’s officers and (with the consent of SNDC, which consent will not be unreasonably withheld) its Auditors, all at such reasonable times and as often as may be reasonably requested in writing;

     (vii) SNDC shall permit Symphony Fund (or, at the option of Symphony Fund, Symphony Capital), at its own expense and upon reasonable prior notice to SNDC, to inspect and copy SNDC’s books and records and inspect SNDC’s properties at reasonable times;

     (viii) SNDC shall permit Symphony Fund (or, at the option of Symphony Fund, Symphony Capital) to consult with and advise the management of SNDC on matters relating to the research and development of the Programs in order to develop the Product;

     (ix) During the Term, pursuant to Section 5(b)(iv) hereof, Guilford shall have the right to designate, remove and replace one member to the SNDC Board, and any successor thereto in accordance with the terms of Section 5(b)(iv) ; and

     (x) During the Term, Guilford will have the right to consent to any increase in the size of the SNDC Board to more than five (5) directors.

     (c) SNDC covenants and agrees that, until the expiration of the Term, it shall not, and shall cause its Subsidiaries (if any) not to, without Guilford’s prior written consent (such consent, in the case of clause (x) below, not to be unreasonably withheld):

     (i) issue any Equity Securities of SNDC or any Subsidiary thereof (other than any issuances of Equity Securities by SNDC to Holdings so long as SNDC is a wholly owned subsidiary of Holdings or by a Subsidiary of SNDC to SNDC or to another wholly owned Subsidiary of SNDC);

     (ii) redeem, repurchase or otherwise acquire, directly or indirectly, any SNDC Equity Securities or the Equity Securities of any Subsidiary;

     (iii) create, incur, assume or permit to exist any Debt other than any Debt incurred pursuant to the Operative Documents and the Development Budget;

     (iv) declare or pay dividends or other distributions on any Equity Securities;

     (v) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself, or convey, transfer, license, lease or otherwise dispose of all, or a material portion of, its properties, assets or business;

     (vi) other than in respect of the Programs, engage or participate in the development of pharmaceutical products or engage in any other material line of business;

     (vii) other than entering into, and performing its obligations under, the Operative Documents and participating in the Programs, engage in any action that negates or is inconsistent with any rights of Guilford set forth herein;

     (viii) other than as contemplated by the Management Services Agreement, the General Service Agreement and the Guilford Sub-Servicing Agreement, hire, retain or contract for the services of, any employees;

     (ix) other than any transaction contemplated by the Operative Documents, enter into or engage in any Conflict Transactions without the prior approval of a majority of the disinterested members of the SNDC Board; or

     (x) waive, alter, modify, amend or supplement in any manner whatsoever any material terms and conditions of the Management Services Agreement or the General Services Agreement.

     (d) SNDC covenants and agrees to deliver, or cause to be delivered, to each other Party and Symphony Fund:

     (i) copies of the then current Development Plan, or a summary thereof in reasonable detail, on or before March 31, June 30, September 30, and December 31 of each year;

     (ii) copies of the then current Development Budget, or a summary thereof in reasonable detail, including a report setting forth in reasonable detail the projected expenditures by SNDC pursuant to the Development Budget, on or before March 31, June 30, September 30, and December 31 of each year;

     (iii) within twenty-five (25) days after the close of each fiscal year, the following financial statements, audited and certified to by the Auditors: (A) a balance sheet of SNDC as of the close of such fiscal year; (B) a statement of net income for such fiscal year, and (C) a statement of cash flows for such fiscal year. Such audited annual financial statements shall set forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of the Auditors, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of SNDC and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

     (iv) within five (5) days following each fiscal quarter ending March 31, June 30, September 30 and December 31 of each year: (A) the unaudited balance sheet of SNDC for the previous fiscal quarter; (B) the unaudited statement of net income for such previous fiscal quarter; and (C) the unaudited statement of cash flows for such previous fiscal quarter;

     (v) copies of any materials sent to the SNDC Board;

     (vi) promptly on or prior to the due date for filing thereof, a copy of each material income tax return filed by SNDC with any foreign, federal, state or local taxing authority;

     (vii) promptly, and in any event within 10 days of receipt thereof, copies of any notice to SNDC from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect on SNDC;

     (viii) promptly upon receipt thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting SNDC;

     (ix) promptly upon receipt thereof, copies of any other notices, requests, reports, financial statements and other information and documents received by SNDC under or pursuant to any other Operative Document; and

     (x) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of SNDC or relating to the ability of SNDC to perform its obligations hereunder and under the Operative Documents as from time to time may be reasonably requested by Guilford and/or Holdings.

     (e) SNDC further covenants, until the expiration of the Term, that (w) the principal executive officer and the principal financial officer of SNDC, or persons performing similar functions, shall provide certifications to Guilford substantially similar to those required with respect to public companies for which a class of securities is registered under the Exchange Act (“Public Companies”) under Section 302 of the Sarbanes-Oxley Act of 2002; (x) SNDC shall maintain a system of disclosure controls and internal controls (as defined under the Exchange Act) and conduct quarterly and annual evaluations of the effectiveness of such controls as required under the Exchange Act for Public Companies; (y) SNDC shall provide to Guilford an attestation report of its Auditors with respect to SNDC management’s assessment of SNDC’s internal controls as required under the Exchange Act for Public Companies; and (z) SNDC will maintain, or cause to have maintained, such sufficient evidentiary support for management’s assessment of the effectiveness of SNDC’s internal controls as required under the Exchange Act for Public Companies.

     Section 7. Notification upon Breach. Each Party covenants and agrees that, upon the breach by it of any representation, warranty, covenant or any other term or condition of this agreement, such Party shall promptly notify the other Parties in writing within three (3) Business Days of such breach; provided that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such breach.

     Section 8. Assignment, Transfers and Legend.

     (a)  Assignment by Guilford and SNDC . Neither Guilford nor SNDC may assign, delegate, transfer, sell or otherwise dispose of (collectively, "Transfer”), in whole or in part, any or all of their rights or obligations hereunder to any Person (“Transferee”) without the prior written approval of each of the other Parties hereto; provided , however that Guilford may, subject to Holdings’ rights set forth in Section 10(b)(i) , make such Transfer to any Person which acquires all or substantially all of Guilford’s assets or business (or assets or business related to the Programs) or which is the surviving or resulting Person in a merger or consolidation with Guilford; provided further , that in the event of any Transfer, Guilford or SNDC, as applicable, shall provide written notice to the other Parties of any such Transfer not later than thirty (30) days after such Transfer setting forth the identity and address of the Transferee and summarizing the terms of the Transfer. In no event shall such assignment alter the definition of “Guilford Common Stock” except as a result of the surviving or resulting entity in a merger being other than Guilford, in which case any reference to Guilford Common Stock shall be deemed to instead reference the common stock, if any, of the surviving or resulting entity.

     (b)  Assignment and Transfers by Holdings . Holdings may not Transfer, in whole or in part, any or all of its SNDC Equity Securities or any or all of its rights or obligations hereunder to any Person without the prior written consent of Guilford. In addition, any Transfer of SNDC Equity Securities by Holdings or any other Person shall be conditioned upon, and no effect shall be given to any such Transfer unless such transferee shall agree in writing in form and substance satisfactory to Guilford to be bound by all of the terms and conditions hereunder, including the Purchase Option, as if such transferee were originally designated as “Holdings” hereunder.

     (c)  Legend . Any certificates evidencing SNDC Equity Securities shall bear a legend in substantially the following form:

     “THE SECURITIES OF SNDC EVIDENCED HEREBY ARE SUBJECT TO AN OPTION, HELD BY GUILFORD PHARMACEUTICALS INC., AS DESCRIBED IN A PURCHASE OPTION AGREEMENT (THE “OPTION AGREEMENT”) DATED AS OF JUNE 17, 2004 BY AND AMONG GUILFORD PHARMACEUTICALS INC. AND THE OTHER PARTIES THERETO, TO PURCHASE SUCH SECURITIES AT A PURCHASE PRICE DETERMINED PURSUANT TO SECTION 2 OF THE OPTION AGREEMENT, EXERCISABLE BY WRITTEN NOTICE AT ANY TIME DURING THE PERIOD SET FORTH THEREIN. COPIES OF THE OPTION AGREEMENT ARE AVAILABLE AT THE PRINCIPAL PLACE OF BUSINESS OF SNDC AT 7361 CALHOUN PLACE, SUITE 325, ROCKVILLE, MARYLAND 20855, AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST WITHOUT COST.”

     Section 9. Costs and Expenses; Payments.

     (a)  Costs and Expenses . Guilford agrees to reimburse Holdings for any reasonable and documented costs and expenses (including reasonable fees and expenses of counsel) incurred in connection with the exercise of the Purchase Option.

     (b)  Payments . Payment of the Purchase Price, plus all costs and expenses pursuant to clause (a) above, shall be made to the account of Holdings no later than 5:00 p.m. (New York time) on the Purchase Option Closing Date.

     Section 10. Termination of Agreement; Expiration of Certain Covenants.

     (a) This Agreement shall terminate upon the mutual written consent of each of the Parties.

     (b) Holdings, and SNDC, may terminate this Agreement in the event that:

     (i) Following a Change of Control of Guilford, within 60 days after receipt of a written request from the SNDC Board, Guilford (or its successor) fails to discuss in good faith and reasonable detail with the SNDC Board Guilford’s (or its successor entity’s) ongoing operations, including, but not limited to, Guilford’s or the successor entity’s commitment to Guilford’s obligations under the Operative Documents to which it is a party, as well as the strategic importance of the Programs to Guilford or such successor entity;

     (ii) Guilford shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Guilford or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or Guilford or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (b); or

     (iii) SNDC terminates the Amended and Restated Research and Development Agreement or SNDC or RRD terminates the Guilford Sub-Servicing Agreement, in each case as a result of a material breach thereof by Guilford.

     (c) Upon the expiration of the Term, the covenants and agreements of SNDC and Holdings set forth in Sections 5(b) , 6(b) , 6(c ), 6(d) and 6(e) shall expire and end without any further obligation by SNDC or Holdings thereunder.

     Section 11. Survival; Indemnification.

     (a)  Survival of Representations and Warranties . The representations and warranties of the Parties contained in this Agreement shall survive the exercise of the Purchase Option and/or the termination of this Agreement. The liability of the Parties related to their respective representations and warranties shall not be reduced by any investigation made at any time by or on behalf of Holdings, SNDC or Guilford, as applicable.

     (b)  Indemnification . To the greatest extent permitted by applicable law, Guilford shall defend, protect, indemnify and hold harmless Holdings and SNDC and Holdings shall defend, protect and indemnify and hold harmless Guilford, and any respective affiliates, officers, directors, employees, agents, partners, members, successors, assigns, representatives of, and each Person, if any (including any officers, directors, employees, agents, partners, members of such Person) who controls, Holdings, SNDC and Guilford, as applicable, within the meaning of the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, (each an "Indemnified Party") from and against any and all actions, causes of action, suits, claims, losses, diminution in value, costs, interest, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (hereinafter a "Loss”), incurred by any Indemnified Party as a result of, or arising out of, or relating to: (I) in the case of Guilford being the Indemnifying Party, (a) any breach of any representation or warranty made by Guilford herein or in any certificate, instrument or document delivered hereunder, or (b) any breach of any covenant, agreement or obligation of Guilford contained herein or in any certificate, instrument or document delivered hereunder and (II) in the case of Holdings being the Indemnifying Party, (a) any breach of any representation or warranty made by Holdings or SNDC herein or in any certificate, instrument or document delivered hereunder, or (b) any breach of any covenant, agreement or obligation of Holdings or SNDC contained herein or in any certificate, instrument or document delivered hereunder. To the extent that the foregoing undertaking by Guilford or Holdings may be unenforceable for any reason, such Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.

     (c)  Notice of Claims . Any Indemnified Party that proposes to assert a right to be indemnified under this Section 11 shall notify Guilford or Holdings, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Section 11 , or the incurrence or realization of any Loss in respect of which a claim is to be made under this Section 11 , of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 11 or otherwise except, as to such Indemnifying Party’s liability under this Section 11 , to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party under the Operative Documents.

     (d)  Defense of Proceedings . In case any Indemnified Proceeding shall be brought against any Indemnified Party and it shall notify the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party shall be entitled to participate in, and to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party, and after notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election so to assume the defense thereof and the failure by such Indemnified Party to object to such counsel within ten (10) Business Days following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:

     (1) the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;

     (2) such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Party (it being agreed that in any case referred to in this clause (2) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);

     (3) the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof ( provided , however , that this clause shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel); or

     (4) any counsel employed by the applicable Indemnifying Party shall fail to timely commence or maintain the defense of such Indemnified Proceeding;

in each of which cases the fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.

     (e)  Settlement . Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding in respect of which any payment would result hereunder or under the Operative Documents without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.

     Section 12. Confidentiality. The Parties hereto covenant and agree that, prior to the delivery of the Purchase Option Exercise Notice, no Party shall disclose any information related to this Agreement (“Confidential Information”) in any manner whatsoever, in whole or in part, provided that nothing herein shall prevent a Party from disclosing (a “Disclosing Party”) any such Confidential Information (A) pursuant to any Governmental Order or in any pending or legal or administrative proceeding relating to the Programs, (B) upon the request or demand of any Governmental Authority having jurisdiction over such Party or any of its Affiliates, (C) as required by law, or the rules and regulations of any Governmental Authority (including, in the case of Guilford, the rules and regulations of any national securities exchange or the Nasdaq, to the extent any of Guilford’s securities are listed or quoted for sale thereon), (D) to the extent such Confidential Information was or becomes publicly available other than by reason of disclosure by such Party in violation of this Agreement or was or becomes available to such Party or its Affiliates from a source which is not known by such Party or its Affiliates to be subject to a confidentiality obligation to such other Party or (E) to each Party’s Affiliates and respective employees, legal counsel, independent auditors and other experts or agents, who agree to be bound by the confidentiality terms of this Section 12 and who have a need to know such Confidential Information in connection with the Programs. The Disclosing Party accepts responsibility for compliance by the persons referred to in clause (E) above with the provisions of this Section 12 .

     Section 13. No Petition. Each of Guilford and Holdings covenants and agrees that, prior to the date which is one year and one day after the expiration of the Purchase Option Period, it will not institute or join in the institution of any bankruptcy, insolvency, reorganization or similar proceeding against SNDC. The provisions of this Section 13 shall survive the termination of this Agreement.

     Section 14. Third-Party Beneficiary. Each of the Parties hereto agrees that each of Symphony Capital and Symphony Fund shall be a third-party beneficiary of this Agreement.

     Section 15. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing and shall be deemed given only if delivered to the Party personally or sent to the Party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 15), by next Business Day delivery by a nationally recognized courier service, or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below:

     Guilford:

Guilford Pharmaceuticals Inc.
6611 Tributary Street
Baltimore, Maryland 21224
Attention: Corporate Secretary
Facsimile: (410) 631-6899

     SNDC:

Symphony Neuro Development Company
7361 Calhoun Place, Suite 325
Rockville, MD 20850
Attn: Charles Finn
Facsimile: (301) 762-6154

     Holdings:

SNDC Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20850
Attn: Charles Finn
Facsimile: (301) 762-6154

     with a copy to:

Symphony Capital LLC
875 Third Avenue
18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401

or to such other address as such Person may from time to time specify by notice given in the manner provided herein to each other Person entitled to receive notice hereunder.

     Section 16. Governing Law; Consent to Jurisdiction and Service of Process.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this Agreement pertains to the internal governance of SNDC or Holdings, and to such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

     (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in The City of New York, Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.

     (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     Section 18. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior agreements and understanding with respect to such matters between the Parties.

     Section 19. Amendment; Successors; Counterparts.

     (a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.

     (b) Except as set forth in Section 14 , nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

     (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

     Section 20. Specific Performance. The Parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore agree that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such a remedy shall, however, not be exclusive, and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. The Parties further acknowledge and agree that a decree of specific performance may not be an available remedy in all circumstances.

     IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the day and year first above written.

GUILFORD PHARMACEUTICALS INC.

By:

Name:
Title:

SNDC HOLDINGS LLC

By:	Symphony Capital LLC, its Manager

By:

Name:
Title:

SYMPHONY NEURO DEVELOPMENT COMPANY

By:

Name:
Title:

SCHEDULE I

PURCHASE PRICE TABLE

Purchase Option	Purchase Price
Closing Date	($ millions)
For the period commencing on April 1, 2005 and ending before July 1, 2005	$75.08
For the period commencing on July 1, 2005 and ending before October 1, 2005	$80.91
For the period commencing on October 1, 2005 and ending before January 1, 2006	$85.56
For the period commencing on January 1, 2006 and ending before April 1, 2006	$85.56
For the period commencing on April 1, 2006 and ending before July 1, 2006	$93.07
For the period commencing on July 1, 2006 and ending before October 1, 2006	$101.24
For the period commencing on October 1, 2006 and ending before January 1, 2007	$110.12
For the period commencing on January 1, 2007 and ending before April 1, 2007	$119.79

ANNEX A

CERTAIN DEFINITIONS

     "Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the SNDC Equity Securities under the Agreement.

     "Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.

     "Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of June 17, 2004, among Guilford, Holdings and SNDC.

     "Auditors” means an independent certified public accounting firm of recognized national standing.

     "Bloomberg” means Bloomberg L.P., a multi-media based distributor of information services, including data and analysis for financial markets and businesses.

     "Bloomberg Screen” means the display page designated on the Bloomberg service (or such other page as may replace that page on that service) for the purpose of displaying prices or bids of Guilford Common Stock.

     "Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     "Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from Guilford for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of Guilford, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:

     (a) the merger, reorganization or consolidation of Guilford into or with another corporation or legal entity in which Guilford’s stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or

     (b) the sale of all or substantially all of Guilford’s assets or business.

     "Conflict Transaction” means (i) any acquisition or disposition transaction involving as purchaser or seller any of the RRD, Symphony Capital, Symphony Fund or their respective Affiliates; (ii) any joint venture or co-investment transaction involving as venturer or co-investor any of RRD, Symphony Capital, Symphony Fund or their respective Affiliates; (iii) any lending or financing transaction involving as lender or borrower any of RRD, Symphony Capital, Symphony Fund or their respective Affiliates; or (iv) any other service arrangements or agreements with RRD, Symphony Capital, Symphony Fund or their respective Affiliates solely to the extent that the fees to be paid for such services are in excess of then-current market rates as reasonably determined by the SNDC Board in consultation with the Development Committee and not otherwise addressed in this Agreement.

     "Debt” of any Person means, without duplication:

     (a) all indebtedness of such Person for borrowed money,

     (b) all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),

     (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

     (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),

     (e) all Capitalized Leases to which such Person is a party,

     (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person,

     (h) the net amount of all financial obligations of such Person in respect of Hedge Agreements,

     (i) the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,

     (j) all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and

     (k) all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.

     "Development Budget” means the budget approved by the SNDC Board for the implementation of the Development Plan.

     "Development Committee” has the meaning set forth in Section 2 of the Amended and Restated Research and Development Agreement.

     "Development Plan” means the development plan presented by the Development Committee and agreed to by the SNDC Board.

     "Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

     "Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Field” has the meaning ascribed to it in the Novated and Restated Technology License Agreement.

     "GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

     "General Services Agreement” means the General Services Agreement between RRD and SNDC, dated as of June 17, 2004.

     "Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "GPI 1485” has the meaning ascribed to it in the Novated and Restated Technology License Agreement.

     "Guilford Common Stock” means the common stock, par value $0.01 per share, of Guilford.

     "Guilford Sub-Servicing Agreement” means the Guilford Sub-Servicing Agreement dated as of June 17, 2004 among RRD, SNDC and Guilford.

     "Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.

     "Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of SNDC Holdings LLC dated June 17, 2004.

     "HSR Act Filings” means the premerger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnification Agreement” means the Indemnification Agreement among SNDC and the Directors named therein, dated June 17, 2004.

     "Investors” means SNDC Investors LLC, a Delaware limited liability company.

     "Management Services Agreement” means the Management Services Agreement between SNDC and RRD, dated as of June 17, 2004.

     "Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property, condition (financial or otherwise) or prospects of such Person or, to such Person’s knowledge, any other Transaction Party, (ii) its ability, or to such Person’s knowledge, any Transaction Party’s ability, to comply with and satisfy its respective agreements and obligations under the Operative Documents or (iii) to such Person’s knowledge, the enforceability of any of the Operative Documents.

     “Material Subsidiary” means, at any time, a Subsidiary of Guilford having assets in an amount equal to at least 5% of the amount of total consolidated assets of Guilford and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of Guilford) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of Guilford and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of Guilford.

     "Membership Interest” has the meaning stated in Section 6.02 of the Holdings LLC Agreement.

     "Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of June 17, 2004, among Guilford, GPI NIL Holdings, Inc. and Holdings.

     "Operative Documents” means, collectively, the Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Warrant Purchase Agreement, the Subscription Agreement, the Technology License Agreement, the Novated and Restated Technology License Agreement, the General Services Agreement, the Guilford Sub-Servicing Agreement, the Management Services Agreement, the Research and Development Agreement, the Amended and Restated Research and Development Agreement, the Registration Rights Agreement, the Purchase Agreement, the Voting Agreement and each other certificate and agreement executed in connection with any of the foregoing documents.

     "Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.

     "Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

     "Programs” has the meaning set forth in the Novated and Restated Technology License Agreement.

     "Purchase Option Agreement” means this Purchase Option Agreement dated as of June 17, 2004, among Guilford, Holdings and SNDC.

     "Registration Rights Agreement” means the Registration Rights Agreement dated as of June 17, 2004, between Guilford and Holdings.

     "Research and Development Agreement” means the Research and Development Agreement dated as of June 17, 2004, between Guilford and Holdings.

     "RRD” means RRD International, LLC, a Delaware limited liability company.

     "SNDC Board” means the SNDC board of directors.

     "Subscription Agreement” means the Subscription Agreement between SNDC and Holdings, dated as of June 17, 2004.

     "Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

     "Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.

     "Technology License Agreement” means the Technology License Agreement, dated as of June 17, 2004, between Guilford and Holdings.

     "Transaction Party” means any party to any of the Operative Documents.

     "Voting Agreement” means the Voting and Management Rights Agreement, dated as of June 17, 2004 among Investors, Ritchie Long/Short Trading Ltd., Symphony Strategic Partners, LLC, O’Connor PIPES Corporate Strategies Master Ltd., Global Convertible Arbitrage Master Limited, SNDC, Symphony Fund, Holdings and Guilford.

     "Warrant Purchase Agreement” means the Warrant Purchase Agreement dated as of June 17, 2004, between Guilford and Holdings.

ANNEX B

PURCHASE EXERCISE NOTICE

                   , 20

Attention:

Ladies and Gentlemen:

     Reference is hereby made to that certain Purchase Option Agreement dated as of June 17, 2004 (the “Purchase Option Agreement") by and among Guilford Pharmaceuticals Inc., a Delaware corporation (“Guilford”), SNDC Holdings LLC, a Delaware limited liability company, and Symphony Neuro Development Company, a Delaware corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Purchase Option Agreement.

     Pursuant to Section 2(a) of the Purchase Option Agreement, Guilford hereby irrevocably notifies you that it hereby exercises the Purchase Option.

     Guilford hereby affirms the representations and warranties set forth in Section 4 of the Purchase Option Agreement have been satisfied as of the date hereof.

     The Purchase Option Closing Date shall be                    .

Very truly yours,

GUILFORD PHARMACEUTICALS INC.
By:

Name:
Title: